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                                                                   EXHIBIT 10.17


                             MODIFICATION AGREEMENT

     This Modification Agreement (the "Modification Agreement") is made as of March 7, 1997, by and between Perot Systems Corporation, a Delaware Corporation ("PSC"), and James A. Cannavino ("Cannavino").

     WHEREAS, PSC (as a Texas corporation) granted Cannavino the option to purchase 1,000,000 shares of PSC's common stock pursuant to a Stock Option Grant dated as of July 27, 1995 (the "Option Grant");

     WHEREAS, in accordance with the Option Grant, PSC agreed to extend credit to Cannavino pursuant to the terms of the Purchase Price Note, the Covered Claims Note and the General Note (as such terms are defined in the Option Grant);

     WHEREAS, on December 18, 1995, Cannavino exercised his right under the Option Grant and purchased 1,000,000 shares of PSC's common stock at $2.00 per share, or $2,000,000 in total, by tendering a check in the amount of $600,000 and executing and delivering the Purchase Price Note in the principal sum of $1,400,000;

     WHEREAS, PSC and Cannavino executed a Pledge Agreement dated as of December 18, 1995 (the "Pledge Agreement") to secure payment of the Purchase Price Note, the Covered Claims Note and the General Note;

     WHEREAS, on December 19, 1995, PSC became a Delaware corporation and implemented a two for one stock split of its common stock, resulting in the conversation of Cannavino's 1,000,000 common shares as a Texas corporation into 2,000,000 PSC common shares as a Delaware corporation;

     WHEREAS, Cannavino executed and delivered the General Note on March 11, 1996, dated as of January 1, 1996;

     WHEREAS, PSC advanced $614,587.50 in principal under the General Note to Cannavino on March 11, 1996;

     WHEREAS, PSC and Cannavino desire to modify and amend the Option Grant, the General Note, and the Pledge Agreement to (1) increase the principal sum of the General Note to $2,415,000 and amend the General Note as described below;
(2) secure payment of the General Note, as amended by this Modification Agreement, under the Pledge Agreement; and (3) delete any reference to the Covered Claims Note;

     WHEREAS, in addition to the modifications set forth above, PSC agrees to loan Cannavino an additional $1,000,000 in connection with his purchase of a home in the greater Dallas area under a general recourse note, payable no later than 5 years from the date of the note, with substantially the terms set forth for the new loans otherwise provided for by this Modification Agreement, and additionally secured by a mortgage on such property;

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     NOW THEREFORE, in consideration of mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PSC and Cannavino agree as follows:


1.     Option Grant.  The Option Grant is hereby amended as follows:

       a.   Section 10 is hereby deleted in its entirety;

       b.   Exhibit D is hereby deleted in its entirety;

       c. Any reference to "the Pledge Agreement" in the Option Grant shall hereinafter mean the Pledge Agreement as amended by this Modification Agreement.

       d.   Section 11 is hereby amended to read in its entirety as follows:

            11. General Advance. At the request of Cannavino at any time prior to December 31, 1997, PSC will loan Cannavino amounts up to $2,415,000 ($614,587.50 of which has been previously advanced pursuant to that certain promissory note dated January 1, 1996, in the original principal sum of $1,500,000 (the "Prior General
            Note")) pursuant to the terms thereof, which Prior General Note has been modified and increased by that certain Modification Agreement between PSC and Cannavino dated as of March 7, 1997 (the "Modification Agreement") (the Prior General Note as modified and increased by the Modification Agreement shall hereinafter be referred to as the "General Note"). Any loan under the General
            Note will be secured by the Pledge Agreement. Any loan, or portion of such loan, under the General Note that is repaid by Cannavino may not be reborrowed. Cannavino may use the proceeds of such loan under the General Note for any purpose, including without limitation, purchasing a house or furnishings for a house or for other personal expenditures. PSC will not be required to advance any funds under the General Note after Cannavino's death or after the date on which the General Note would be due in accordance with its terms.

       e. Section 12 is hereby amended by deleting the reference to the Covered Claims Note

2.     Pledge Agreement.  The Pledge Agreement is hereby amended as follows:

       a. All references to "a Covered Claims Note" in the Pledge Agreement are hereby deleted;

       b. Any reference to "the Option Grant" in the Pledge Agreement shall hereinafter mean the Option Grant as amended by this Modification Agreement;


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       c.   Any reference to "a General Note" in the Pledge Agreement
            shall hereinafter mean the General Note as amended by this Modification Agreement; and

       d. Any reference to "the Notes" in the Pledge Agreement shall hereinafter mean the Purchase Price Note and the General Note as it is the intent of PSC and Cannavino that the Pledge Agreement as amended by this Modification Agreement shall secure payment and performance of all Cannavino's obligations under the Purchase Price Note and the General Note;

4. Cannavino and PSC hereby acknowledge that the unpaid principal balance of the General Note as of the date hereof is Six Hundred Fourteen Thousand Five Hundred Eighty-Seven and 70/100 Dollars ($614,587.70) plus interest thereon.

5.    General Note.  The General Note is hereby amended as follows:

      a. The principal Sum of the General Note is increased and amended to read $2,415,000;

      b. The lead in paragraph and paragraphs 1 - 4 are deleted in their entirety and substituted in lieu thereof are the following:

           FOR VALUE RECEIVED, James A. Cannavino ("Cannavino"), promises to pay to Perot Systems Corporation, a Delaware corporation ("PSC"), or order, at the principle offices of PSC or at such other place as the holder of this Note may designate, the principal sum of Two Million One Hundred Fifteen Thousand Dollars ($2,415,000), or such lesser amount as may be advanced by PSC to Cannavino hereunder, together with interest (a) on all unpaid portions of the Initial Advance (as defined below) from the date of advance until repayment at the "Applicable Federal Rate," which is necessary to prevent such interest from being treated as "below market," as such terms are defined in the Internal Revenue Code of 1986, as amended, for the month in which this Note is executed and delivered, compounded annually, and (b) on all unpaid portions other than the Initial Advance from the date of the advance until repayment at the greater of (i) seven and one-quarter percent (7.25%) per annum or (ii) the "Applicable Federal Rate," which is necessary to prevent such interest from being treated as "below market," as such terms are defined in the Internal Revenue Code of 1986, as amended, for the month in which the advance is made, compounded annually.

           1. Payment. Reference is made to the Stock Option Grant, dated as of July 27, 1995, by PSC in favor of Cannavino as modified and amended by that certain Modification Agreement dated as of March, 7 1997 executed by and between Cannavino and PSC (the "Modification Agreement") (the Stock Option Grant as modified by the Modification Agreement is hereafter called the "Option Grant"). Capitalized terms used in this Note that are not otherwise defined have the meanings given to such terms in the Option Grant. Principal plus interest on this Note shall be payable as follows:

                 (a) The principal and all accrued interest on the initial advance made

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                  under this Note in the amount of $614,587.70 (the "Initial
                  Advance") will be payable in full on the earliest to occur of the following dates (or earlier if otherwise required by this Note):

                        (i)   the fifteenth anniversary of the Effective Date;

                        (ii) three years after the Restricted Stock is Publicly Traded; or

                        (iii) six months after the first date on which the Restricted Stock is Publicly Traded and on which, for the preceding ten consecutive trading days, the product of (i) the closing price of the Restricted Stock multiplied by (ii) the number of shares of Vested Stock then owned by Cannavino is equal to or greater than two times the aggregate outstanding balance of principal and interest on this Note and the Purchase Price Note at such time.

                  (b) The principal and all accrued interest on all advances made after the Initial Advance will be payable in full on the earliest to occur of the following dates (or earlier if otherwise required by this Note):

                        (i)   the fifteenth anniversary of the Effective Date;

                        (ii) five years after the Restricted Stock is Publicly Traded; or

                        (iii) six months after the first date on which the Restricted Stock is Publicly Traded and on which, for the preceding ten consecutive trading days, the product of (i) the closing price of the Restricted Stock multiplied by (ii) the number of shares of Vested Stock then owned by Cannavino is equal to or greater than two times the aggregate outstanding balance of principal and interest on this Note and the Purchase Price Note at such time.

            2. Security. Payment of this Note is secured pursuant to a Pledge Agreement dated as of December 18, 1995, between PSC and Cannavino as modified by the Modification Agreement (the "Pledge Agreement").

            3. Prepayment. Cannavino may prepay this Note in whole or in part at any time or from time to time, without premium or penalty. If Cannavino sells any of the Restricted Stock, then Cannavino will promptly (and in any event within five days after the completion of each such sale) make a prepayment in an amount equal to the proceeds of such sale, less any federal income taxes incurred by Cannavino as a result of such sale, which will be applied to this Note and the Purchase Price Note as follows (but, in each case, not to exceed the unpaid balance of principal and interest then outstanding under such Notes, if any): (a) to the Purchase Price Note, in an amount equal to $.70 for each share of Restricted Stock (such Restricted Stock being the shares existing after PSC's two for one stock split effective December 1995) sold, plus the accrued interest on the Purchase Price Note applicable to such $.70 per share; (b) to this Note; and (c) to any remaining balance on the Purchase Price Note; provided that, if Restricted Stock is sold upon exercise of the Put Option under the circumstances described

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            in the last sentence of Section 9 of the Option Grant, Cannavino may apply the proceeds of such sale to his excise tax liability before making the payments required by clauses (b) and (c). Any prepayment under this paragraph resulting from the sale of Restricted Stock will be applied first to accrued but unpaid interest and then to principal in the order of borrowings with the earliest borrowed principal paid first. Any prepayment other than resulting from the sale of Restricted Stock will be applied first to accrued but unpaid interest and then to principal in the order of borrowings with the latest borrowed principal paid first. With each prepayment, Cannavino will give PSC a written statement indicating whether the prepayment is a result of the sale of Restricted Stock.

            4.    Recourse. Recourse of the holder of this Note is limited to
            (a) full recourse and liability for all amounts advanced hereunder except the Initial Advance and interest thereon and (b) the Collateral (as defined in the Pledge Agreement), and Cannavino has no personal or other liability for the Initial Advance and interest thereon except as to such Collateral on the terms set forth in the Pledge Agreement; provided that if, prior to the maturity date of this Note, (i) Cannavino's employment with PSC is terminated for Cause (as defined in the Employment Agreement) or (ii) Cannavino terminates his employment with PSC without Good Reason (as defined in the Employment Agreement), then, beginning on the date of such transfer or termination, the holder of this Note will have full recourse against Cannavino and Cannavino will be personally liable for all of the obligations evidenced hereby.

5. Except as provided herein, the terms and provisions of the General Note, the Purchase Price Note, the Pledge Agreement and the Option Grant shall remain unchanged and shall remain in full force and effect. Any modification herein of the General Note, the Purchase Price Note, the Pledge Agreement and the Option Grant shall in no way affect the security of the Pledge Agreement for the payment of the General Note, the Purchase Price Note. The General Note and the Purchase Price Note, the Pledge Agreement and the Option Grant as modified and amended hereby are hereby ratified and confirmed in all respects. All security interests granted or created by or existing under the Pledge Agreement remain unchanged and continue, unabated, in full force and effect, to secure Cannavino's obligation to repay the General Note and the Purchase Price Note.

6. In addition to the modifications set forth above, PSC agrees to loan Cannavino up to an additional $1,000,000 in connection with his purchase of a home in the greater Dallas area under a general recourse note, payable no later than 5 years from the date of the note, with substantially the terms set forth for the new loans otherwise provided for by this Modification Agreement, and additionally secured by a mortgage on such property, pursuant to documentation satisfactory to both PSC and Cannavino. As a condition to such a loan, the property in question must have an appraised value of at least the amount of principal borrowed under the loan and the borrowing must take place prior to December 31, 1997.

7. This Agreement supersedes and merges all prior and contemporaneous promises, representations and agreements. No provision of this Agreement, the General Note, the Purchase Price Note, the Pledge Agreement or the Option Grant may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Cannavino and PSC. No waiver by either party hereto of any condition or provision

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     of this Agreement, the General Note, the Purchase Price Note, the Pledge
     Agreement or the Option Grant to be performed by the other party will be deemed a waiver of any other provisions or conditions at the same or at any prior or subsequent time.

8. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

9. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or shall not in any way affect any other covenant, condition or provision herein contained.

10. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without regard to the choice of law rules thereof. PSC will be entitled, in addition to any other remedies it may have at law or in equity, to temporary and permanent injunctive and other equitable relief to enforce the provisions of this Agreement. Any action to enforce the provisions of, or otherwise relating to, this Agreement may be brought in the appropriate courts in Dallas, Dallas County, Texas, and Cannavino hereby consents to the personal jurisdiction of such courts in any such action; provided that, at the request of PSC or Cannavino, any claim or dispute arising out of or relating to this Agreement will be resolved without resort to the courts solely through mediation and, if mediation is not successful, through binding arbitration pursuant to the rules of the American Arbitration Association. Neither party will be liable to the other for punitive damages for any such claim or dispute.
     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled; provided that, if Cannavino becomes liable for any such fees, costs or other disbursements, such amounts will become Obligations under the applicable Note secured by this Agreement.

11. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and assigns.

     IN WITNESS WHEREOF, and intending to be legally bound, Cannavino and a duly-authorized representative of PSC have executed this Agreement as of the date first above written.

                                    /s/ JAMES A. CANNAVINO
                                    -------------------------------------------
                                    James A. Cannavino

                                    PEROT SYSTEMS CORPORATION



                                    By:   /s/ PETER ALTABEF
                                          -------------------------------------
                                    Name: Peter Altabef
                                          -------------------------------------
                                    Title: Vice President and General Counsel
                                          -------------------------------------



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